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                                                                       EXHIBIT 5



                              DICKINSON WRIGHT PLLC
                               500 WOODWARD AVENUE
                                   SUITE 4000
                             DETROIT, MICHIGAN 48226
                               TEL: (313) 223-3500
                            FACSIMILE: (313) 223-3598


                                  July 2, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                  RE:      COMMUNITY CENTRAL BANK CORPORATION

Ladies and Gentlemen:

         We are acting as counsel to Community Central Bank Corporation, a Michigan corporation (the "Company") in connection with the proposed issuance and sale by the Company of shares of its common stock ("Common Stock"). The Common Stock is described in a registration statement on Form SB-2 (the "Registration Statement") being concurrently filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         Based upon our examination of such corporate records and other documents and certificates as we deemed it necessary to examine, it is our opinion that:

              1. The Company is a corporation validly existing under the laws of the State of Michigan; and

              2. The Common Stock, when issued and sold by the Company as contemplated by the Registration
                   Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our firm name under the caption "Legal Matters" in the related Prospectus. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ Dickinson Wright PLLC